================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                            ViroPharma Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            ViroPharma Incorporated
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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*    Set forth the amount on which the filing fee is calculted and state how it was determined.

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                            VIROPHARMA INCORPORATED
                            405 Eagleview Boulevard
                                Exton, PA 19341

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998

                               ----------------

To Our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ViroPharma Incorporated (the "Company") will be held on May 21, 1998 at 10:00 a.m., local time, at the Company's headquarters at 405 Eagleview Boulevard, Exton, Pennsylvania for the following purposes:

  (1) To elect a director to Class II of the Board of Directors to serve for a three-year term and until the election and qualification of her successor;

  (2) To approve the amendment and restatement of the Company's 1995 Stock Option Plan; and

  (3) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company's headquarters, 405 Eagleview Boulevard, Exton, Pennsylvania, for ten days before the meeting.

                                          By Order of the Board of Directors,

                                          Thomas F. Doyle
                                          Vice President, General Counsel and
                                          Secretary

April 16, 1998

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                            VIROPHARMA INCORPORATED
                            405 Eagleview Boulevard
                                Exton, PA 19341

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998

                               ----------------

  This Proxy Statement is being furnished to the stockholders of ViroPharma Incorporated (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on May 21, 1998 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about April 16, 1998.

  Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, facsimile, personal interviews and other methods of communication.

  The Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

                             VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

  Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 11,480,820 shares of Common Stock, par value $.002 per share ("Common Stock"). The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

  The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for the nominee for the Board of Directors and to vote for or against or abstain from voting with respect to the approval of the amendment and restatement of the Company's 1995 Stock Option Plan (the "Amended Plan"). The nominee for director is to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, including the approval of the Amended Plan, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to take action, unless a greater percentage is required either by law or by the Company's Second Amended and Restated Certificate of Incorporation or Bylaws.

  With regard to the election of the director, votes may be cast in favor of or withheld from the nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve the Amended Plan (but not for the election of the director). Abstentions will be considered present and entitled to vote at the

Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve the Amended Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of the director; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve the Amended Plan. A failure by brokers to vote those shares will have no effect on the outcome of the election of the director, as the director is to be elected by a plurality of the votes cast.

  If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1998, except as otherwise indicated in the relevant footnote, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all current executive officers and directors as a group.

                                                              PERCENTAGE OF
                                       NUMBER OF SHARES     OUTSTANDING SHARES
                                     BENEFICIALLY OWNED(1) BENEFICIALLY OWNED(1)
                                     --------------------- --------------------
5% STOCKHOLDERS
---------------
Oak Investment Partners VI, Limited        1,573,003               13.7
 Partnership(2)....................
 One Gorham Island
 Westport, Connecticut 06880
Sevin Rosen Fund IV L.P.(3)........        1,264,962               11.0
 550 Lytton Avenue, Suite 200
 Palo Alto, CA 94301
FMR Corp.(4).......................           980,500               8.5
 82 Devonshire Street
 Boston, Massachusetts 02109
Technology Leaders II L.P.(5)......          766,700                6.7
 800 The Safeguard Building
 435 Devon Park Drive
 Wayne, Pennsylvania 19087
UBS Asset Management (New York)               590,000               5.1
 Inc.(6)...........................
 1345 Avenue of the Americas
 West 54th & 55th Streets
 New York, New York 10105
Frazier Healthcare II L.P.(7)......           574,581               5.0
 Two Union Square
 601 Union Street, Suite 2110
 Seattle, Washington 98101

DIRECTORS AND EXECUTIVE OFFICERS

Ann H. Lamont(2)....................................... 1,573,003   13.7
Claude H. Nash(8)......................................    458,134   4.0
Marc S. Collett(9).....................................    211,022   1.8
Mark A. McKinlay(10)...................................    141,245   1.2
Johanna A. Griffin(11).................................    104,858     *
Frank Baldino, Jr.(12).................................     49,000     *
Jon M. Rogers(13)......................................     16,537     *
Robert J. Glaser.......................................      3,400     *
David J. Williams......................................        --     --
All directors and executive officers as a group (13
 Persons)(14)..........................................  2,682,300   23.4

--------
* Less than one percent.

 (1) Applicable percentage of ownership is based on 11,480,565 shares of Common Stock outstanding as of April 1, 1998. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shares underlying options to purchase Common Stock that are exercisable as of April 1, 1998 or within 60 days thereafter are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Includes 1,537,139 shares of Common Stock owned by Oak Investment Partners VI, Limited Partnership and 35,864 shares of Common Stock owned by Oak VI Affiliates Fund, Limited Partnership. Ms. Lamont is a managing member of Oak Associates VI, LLC and Oak VI Affiliates, LLC, the general partners of Oak Investment Partners VI Limited Partnership and Oak VI Affiliates Fund, Limited Partnership, respectively. Ms. Lamont shares voting and investment power with respect to the limited partnerships with the other managing members of Oak Associates VI, LLC and Oak VI Affiliates, LLC, respectively. Ms. Lamont disclaims beneficial ownership of shares in which she has no pecuniary interest.

 (3) Includes 1,258,728 shares of Common Stock owned by Sevin Rosen Fund IV L.P. and 6,234 shares of Common Stock owned by Sevin Rosen Bayless Management Company.

 (4) As reflected in a Schedule 13G dated February 14, 1998. According to such
     Schedule 13G, FMR Corp. is the parent holding company of Fidelity Management & Research Company, a registered investment company under the Investment Advisors Act of 1940 ("Fidelity") that acts as investment advisor to various other investment companies (the "Funds"), and Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("FMT Co."). Fidelity is the beneficial owner of 901,900 shares of Common Stock. FMR Corp., through its control of Fidelity, and the Funds each has the power to dispose of the shares of Common Stock owned by the Funds. The Funds have the sole power to vote such shares. FMT Co. is the beneficial owner of 78,600 shares of Common Stock as a result of it serving as investment manager of certain institutional accounts (the "Institutional Accounts"). FMR Corp., through its control of FMT Co., has the sole power to dispose of the shares of Common Stock beneficially owned by FMT Co., and the sole power to vote 63,900 shares of such Common Stock. Certain Institutional Accounts have the sole power to vote 14,700 shares of Common Stock beneficially owned by FMT Co.

 (5) As reflected in a Schedule 13G dated February 8, 1998 and in information provided to the Company in connection with the sale by Technology Leaders II L.P. ("TL II") of certain restricted securities. According to TL II, each of TL II, Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. has the shared voting and dispositive power for such shares.

 (6) As reflected in a Schedule 13G dated February 13, 1998. According to UBS Asset Management (New York) Inc., it has the sole power to dispose or direct the disposition of such shares.

 (7) As reflected in a Schedule 13G dated February 10, 1998 and in information provided to the Company in connection with the sale by Frazier Healthcare II L.P. ("Frazier") of certain restricted securities. According to Frazier, each of Frazier, FMH II, L.L.C., Frazier Management, L.L.C., Frazier & Company, Inc. and Alan D. Frazier share the voting and dispositive power for such shares.

 (8) Includes 82,875 issued but unvested shares of Common Stock purchased by Dr. Nash upon the founding of the Company in December 1994 and 400 shares Common Stock held by Dr. Nash as custodian for two minor children. Also includes 15,713 shares of Common Stock issuable upon exercise of currently exercisable options.
 (9) Includes 25,500 issued but unvested shares of Common Stock purchased by Dr. Collett upon the founding of the Company in December 1994. Also includes 27,670 shares of Common Stock issuable upon exercise of currently exercisable options.
(10) Includes 25,500 issued but unvested shares of Common Stock purchased by Dr. McKinlay upon the founding of the Company in December 1994. Also includes 34,045 shares of Common Stock issuable upon exercise of currently exercisable options.
(11) Includes 15,938 issued but unvested shares of Common Stock purchased by Dr. Griffin upon the founding of the Company in December 1994. Also includes 9,941 shares of Common Stock issuable upon exercise of currently exercisable options.
(12) Includes 12,750 issued but unvested shares of Common Stock purchased by Dr. Baldino in January 1996.
(13) Represents 16,537 shares of Common Stock issuable upon exercise of exercisable options.
(14) Includes 178,501 issued but unvested shares of Common Stock purchased by the founders of the Company. Includes options to purchase 141,409 shares of Common Stock, which either are exercisable as of April 1, 1998 or will be exercisable within 60 days of April 1, 1998.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The By-laws of the Company permit up to seven persons to serve as members of the Board of Directors. The Board of Directors currently consists of five directors and is classified with respect to terms of office into three classes. Only one person has been nominated to serve as a Class II director. Mr. Steve Dow was a Class II director and resigned from the Board in March 1998. Given the proximity of Mr. Dow's resignation to date that this proxy was mailed, the Company has not yet found a replacement for Mr. Dow. The Class II director elected at the Annual Meeting will serve until the 2001 annual meeting of stockholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office for the Class I Directors will expire at the annual meeting to be held in the year 2000, upon the election and qualification of their successors. The terms of office of the Class III directors will expire at the annual meeting to be held in 1999, upon the election and qualification of their successors.

  Dr. Baldino, Ms. Lamont and Claude Nash were elected to the Board of Directors pursuant to an Amended and Restated Shareholders' Voting Agreement, dated as of May 31, 1996, by and among the Company and certain of its stockholders and executive officers. Pursuant to the agreement, Ms. Lamont was designated to be a director by Oak Investment Partners VI, Limited Partnership, Dr. Baldino was designated to be a director by the holders of all outstanding shares of redeemable preferred stock and Common Stock voting as a single class, and Claude Nash was designated to be a director by the holders of Common Stock.

  The Board of Directors has nominated Ann Lamont for election as a Class II director.

  The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a stockholder) to vote for the election of Ann Lamont for election as a Class II director. In the event that the nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or, in the discretion of the Board, the position may be left vacant.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE CLASS II
NOMINEE.

  Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

CLASS I -- DIRECTORS WITH TERMS CONTINUING UNTIL 2000

  ROBERT J. GLASER. Mr. Glaser has served as a director of the Company since August 1997. Mr. Glaser is currently President of the McKesson Pharmaceutical Services division of McKesson Corporation. He was President and COO of Ostex International from 1996-1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994-1996, Vice President of Marketing from 1993-1994 and Vice President of Merck's Vaccine Division from 1991-1993. Mr. Glaser is 46 years of age.

  DAVID J. WILLIAMS. Mr. Williams has served as a director of the Company since November 1997. Mr. Williams has been President and Chief Operating Officer of Pasteur Merieux Connaught USA since 1988. Mr. Williams also serves on the Board of Directors of Blue Cross of Northeastern Pennsylvania. Mr. Williams is 48 years of age.

CLASS II -- NOMINEE FOR TERM CONTINUING UNTIL 2001

  ANN H. LAMONT. Ms. Lamont, a co-founder of the Company, has served as a director of the Company since June 1995. Since 1986, Ms. Lamont has served as general partner and managing member of certain limited partnerships affiliated with Oak Investment Partners, a venture capital organization whose affiliates are principal stockholders in the Company. Ms. Lamont also serves on the Board of Directors of Avecor Cardiovascular, Inc. She is 41 years of age.

CLASS III -- DIRECTORS WITH TERMS CONTINUING UNTIL 1999

  CLAUDE H. NASH, PH.D. Claude Nash, a co-founder of the Company, has served as Chairman of the Board of Directors since February 1997, and as Chief Executive Officer, President and director since the Company's commencement of operations in December 1994. From 1983 until 1994, Claude Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research Institute. He is 55 years of age.

  FRANK BALDINO, JR., PH.D. Dr. Baldino has served as a director of the Company since June 1995. Since 1987, he has served as President, CEO and director of Cephalon, Inc., an integrated specialty biopharmaceutical company that discovers, develops, and markets products to treat neurological disorders. Dr. Baldino is also a director of Integrated Systems Consulting Group, Inc. and Pharmacopeia, Inc. Dr. Baldino is 44 years of age.

COMMITTEES AND MEETINGS

  The Board of Directors has a Compensation Committee and an Audit Committee. During 1997, the Board of Directors held five meetings, the Compensation Committee held one meeting, and the Audit Committee held four meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during 1997 and of the committee or committees on which he or she served during the year.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and the Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors.

  The current members of the Compensation Committee are Mr. Glaser and Ms. Lamont, and the current members of the Audit Committee are Dr. Baldino and Mr. Williams. With respect to the Compensation Committee, Mr. Glaser replaced Mr. Steve Dow, who resigned from the Compensation Committee and the Board of Directors in March 1998.

COMPENSATION ARRANGEMENTS

  Non-employee directors not affiliated with investors in the Company receive $10,000 per year, plus travel expenses for each meeting of the Board of Directors they attend.

  In July 1997 the Company entered into Agreements with each of Dr. Baldino and Mr. Glaser, and in November 1997 the Company entered into an Agreement with Mr. Williams, in connection with their participation on the Company's Board of Directors. Pursuant to such Agreements, Dr. Baldino, Mr. Glaser and Mr. Williams were granted options to purchase 13,334, 20,000 and 20,000 shares of the Company's Common Stock, respectively, at an exercise price equal to the fair market value of the Common Stock on the date of grant, and are each to be paid $5,000 per year, payable in equal, quarterly installments and credited against the director fees payable to them as described above.

  Dr. Baldino, Mr. Dow and Ms. Lamont are parties to indemnification agreements with the Company. Pursuant to the agreements, the directors are to be indemnified against liabilities and expenses incurred in connection with their services to the Company to the fullest extent permitted by Delaware law. Such indemnification is subject to the director's meeting the applicable standard of care and to a determination to indemnify by a majority of disinterested directors (as defined in the agreements) or by independent counsel (also as defined in the agreements).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Dow and Ms. Lamont are parties to certain transactions with the Company. See "--Compensation Arrangements" for a description of Mr. Dow's and Ms. Lamont's indemnification agreements with the Company; and "Certain Transactions- Warrant Exercises" for a description of cashless exercises of warrants by Oak Investment Partners VI Limited Partnership and Oak VI Affiliates Fund, Limited Partnership (collectively, "Oak"), Sevin Rosen Fund IV, LP, of which Mr. Dow is a partner ("Sevin Rosen") and Claude Nash.

                            EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid or earned during the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 to the Company's chief executive officer and the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE
                              Annual Compensation

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                                                      OTHER ANNUAL       UNDERLYING   ALL OTHER
   NAME AND POSITION      YEAR SALARY($) BONUS($) COMPENSATION($)(1)(2)   OPTIONS    COMPENSATION
   -----------------      ---- --------- -------- --------------------- ------------ ------------
Claude H. Nash..........  1997 $220,000  $55,000           --              45,000      $20,000(3)
Chief Executive Officer   1996  180,000   18,000           --              17,850       20,000
 and President            1995  180,000      --            --                 --

Jon M. Rogers(4)........  1997  189,000   45,250           --              30,000          --
Vice President, Clinical  1996  104,218   10,500           --              36,147          --
Research                  1995      --       --                               --

Mark McKinlay...........  1997  181,500   46,375           --              25,000
Vice President, Research  1996  165,000   16,500           --              60,180          --
 & Development            1995  165,000                                       --

Marc S. Collett.........  1997  159,500   39,875           --              25,000          --
Vice President, Discov-   1996  145,000   14,500           --              47,430          --
 ery Research             1995  145,000      --                               --

Johanna A. Griffin......  1997  139,750   34,938           --              20,000          --
Vice President, Business  1996  125,000   12,500           --              19,763          --
Development               1995  125,000      --                               --

--------
(1) In 1995, certain of the Named Executive Officers also received cash payments for deferred compensation for services performed in December 1994. Drs. Nash, McKinlay, Collett and Griffin received payments of $6,923, $6,346, $5,576 and $4,807, respectively.
(2) Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(3) Represents premiums paid by the Company for life insurance of which the Company is not the beneficiary. The Company currently intends to continue paying these premiums in future years and does not expect such premiums to exceed $20,000 per year.
(4) Dr. Rogers joined the Company in June 1996.

  The following table summarizes stock options granted during fiscal 1997 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                               POTENTIAL REALIZABLE VALUE
                                                                               AT ASSUMED ANNUAL RATES OF
                             NUMBER OF                                        STOCK PRICE APPRECIATION FOR
                            SECURITIES      PERCENTAGE OF                             OPTION TERM(3)
                             UNDERLYING     TOTAL OPTIONS EXERCISE EXPIRATION -----------------------------
          NAME           OPTIONS GRANTED(1)   GRANTED(2)   PRICE      DATE          5%             10%
          ----           -----------------  ------------- -------- ---------- -------------- --------------
Claude H. Nash..........      45,000            13.5%      $8.75     1/1/07   $      247,628 $      627,536
Jon M. Rogers...........      30,000             9.0        8.75     1/1/07          165,085        418,357
Mark McKinlay...........      25,000             7.5        8.75     1/1/07          137,571        348,631
Marc S. Collett.........      25,000             7.5        8.75     1/1/07          137,571        348,631
Johanna A. Griffin......      20,000             6.0        8.75     1/1/07          110,057        278,905

--------
(1) These options are exercisable in four annual installments commencing on the first anniversary of the date of grant.
(2) Based on an aggregate of 332,434 options granted to employees in 1997, including options granted to the Named Executive Officers.
(3) Represents the hypothetical gains or "option spreads" that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term (which calculated assumed prices are less than the closing price on the Nasdaq National Market on April 1, 1998; see also "Fiscal Year-End Options Values" below) and are calculated based on the exercise price per share on the date of grant. Such 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                             OPTIONS(#)                       ($)
                      ------------------------- -------------------------------
NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE(1) UNEXERCISABLE(1)
----                  ----------- ------------- -------------- ----------------
Claude H. Nash.......    4,462       58,388        $ 69,005        $606,420
Jon M. Rogers........    9,037       57,110         154,467         729,651
Mark McKinlay........   15,045       70,135         257,661         994,858
Marc S. Collett......   11,858       60,572         202,119         828,223
Johanna A. Griffin...    4,940       34,823          76,397         406,738

--------
(1) Based on the difference between $17.625, which was the closing price per share on December 31, 1997, and the exercise price of the option.

CONFIDENTIALITY AND INVENTIONS AGREEMENTS

  The Company has entered into confidentiality and inventions agreements with each of its employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to the Company or related to the business of the Company or which were made or conceived with the use of the Company's time, material, facilities or trade secret information, belong exclusively to the Company, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of the Company and a noncompetition provision in favor of the Company during employment.

                             CERTAIN TRANSACTIONS

  See "Matters Concerning Directors-Compensation Arrangements" for a description of the Company's indemnification and other agreements with certain directors and "Executive Compensation-Confidentiality and Inventions Agreements" for a description of the Company's confidentiality and inventions agreements with all employees.

PROMISSORY NOTE

  On June 12, 1997, the Company loaned $104,107 to Jon M. Rogers, M.D., Vice President-Clinical Research of the Company, in connection with the relocation of his residence required by his employment with the Company. The loan is evidenced by a promissory note (the "Rogers Note"), which bears interest at an annual rate of 6.8% and comes due in full on the date of Dr. Rogers' resignation from the Company or in monthly installments beginning on the date of termination of Dr. Rogers' employment with the Company (other than by resignation), and extending over a period of between 48 months and 192 months thereafter, depending upon when the termination of employment occurs. The Rogers Note provides that on each of the first four anniversaries of the date of the Rogers Note, 25% of the original principal amount of the loan will be forgiven by the Company so long as Dr. Rogers is then in the Company's employ.

FINANCINGS

  For information regarding beneficial ownership of the Company's securities by officers, directors and greater than 5% stockholders of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

WARRANT EXERCISES

  In June 1997, Oak (of which Ms. Lamont is a principal) exercised warrants to purchase 22,435 shares of Common Stock; Sevin Rosen exercised warrants to purchase 22,437 shares of Common Stock; Technology Leaders II L.P. and Technology Leaders II Offshore C.V. collectively exercised warrants to purchase 22,436 shares of Common Stock; and Claude Nash exercised warrants to purchase 4,487 shares of Common Stock. The foregoing warrants were exercised on a cashless basis and were otherwise exercisable on a cash basis for 81,597 shares of Common Stock in the aggregate.

  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determines or recommends to the full board, the compensation of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other bio-pharmaceutical companies.

  The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential and to align the interests of executive officers with the interest of the Company's stockholders. The Company seeks to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon the Company's performance. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options. In 1998, the Stockholder Value Reward program discussed below will emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In general, the salaries and stock option awards of executive officers, including the CEO, are not determined by the Company's achievement of specific corporate performance criteria. Instead, the Committee determines the salaries for executive officers based upon an evaluation of compensation data from an analysis of certain comparable companies, and from a relevant industry survey(s), for similar executive positions. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. In addition, the Committee generally does not award stock options to executive officers more frequently than once every year.

  The Committee met in December 1997 and January 1998 to review and approve base salary increases and option grants for executive officers, including the CEO, for 1998. The Committee considered the results of the Company's Phase II clinical trial for viral meningitis and the Company's successful completion of a follow-on public offering in July 1997, together with the other factors described above. Consistent with the policies described in this report, the Committee increased 1998 base salaries for all executive officers other than the CEO by an average of 8.6% over 1997 salaries. In determining the CEO's salary, the Committee considered the CEO's performance in 1997, the Company's performance in 1997, and the fact that the CEO was below the average salaries for his position when compared to the salary data and industry surveys described above. The Committee recommended to the Board, and the full Board approved, an increase to the CEO's base salary of 10%. In addition, after considering the criteria relating to awarding stock options and consistent with the Company's general policies, the Committee granted options to those employees recommended by management, and to all executive officers, including the CEO.

  During 1997, the Committee also approved bonuses to all employees and executive officers. The bonus, equal to 10% of each person's base salary, was approved in August 1997 for the completion of the Company's Phase II clinical trials in viral meningitis and the Company's follow-on public offering described above. In January 1998, the Committee also approved an additional bonus for each executive officer, including the CEO, equal to an average of 15% of each executive's 1997 annual salary.

  In December 1997 and January 1998, the Committee also reviewed and approved the Executive Compensation Guidelines (the "Guidelines"). The Guidelines will be effective in 1998. In addition to the compensation objectives and strategies discussed above, the Guidelines call for a significant portion of executive officers' cash compensation to be linked directly to the performance of the Company stock, thus establishing a direct correlation between increases in stockholder value and executive compensation. Under the Guidelines, and until such time following the Company's launch of its first commercial product that an alternative measurement of financial performance is adopted by the Committee (for example, earnings per share), increases in stockholder value will be measured with reference to the amount by which the Company's adjusted market capitalization for the applicable year (the "Evaluation Period") exceeds the Company's adjusted market capitalization for the year immediately preceding the Evaluation Period. For the purpose of the foregoing evaluation, the Company's adjusted market capitalization will be determined by computing the Company's average market capitalization during the last five business days in June and December of each year.

  If the Company's adjusted market capitalization for an Evaluation Period increases over its adjusted market capitalization for the immediately preceding year, then each executive may be eligible (at the discretion of the Committee after considering the Company's then-current cash position, among other factors) to participate in the Company's "Stockholder Value Reward" program. The Stockholder Value Reward component of each executive's compensation is determined by multiplying a percentage figure to be determined each year by the Committee times the product of the executive's annual base salary in the Evaluation Period multiplied by the Company's percentage increase in adjusted market capitalization for the Evaluation Period.

  To assist the Company in meeting its goals of executive retention and long-term increases in stockholder value, the Stockholder Value Reward for any Evaluation Period is to be paid in three equal, annual increments, and is subject to reevaluation. The first one-third of an executive's Stockholder Value Reward is payable immediately after the end of the Evaluation Period. Thereafter, the full amount of the remaining portions of the Stockholder Value Reward for the Evaluation Period may be paid only if the Company's adjusted market capitalization increases from year to year over the next two years. If the Company's adjusted market capitalization decreases in the year following the Evaluation Period ("Performance Year 1"), or decreases in the year following Performance Year 1 ("Performance Year 2") when compared to the Company's adjusted market capitalization for Performance Year 1, the portions of the Stockholder Value Reward deferred to Performance Year 1 or Performance Year 2 (as the case may be) will be proportionately decreased. Except in certain limited circumstances, if an Executive leaves the Company, he or she will forfeit any then-unpaid Stockholder Value Reward.

DEDUCTIBILITY OF CERTAIN COMPENSATION

  Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1997, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                                          COMPENSATION COMMITTEE

                                          Ann H. Lamont
                                          Steve Dow*

February 27, 1998

* Mr. Dow resigned from the Compensation Committee and the Board of Directors in March 1998.

                                  PROPOSAL 2

                         APPROVAL OF STOCK OPTION PLAN

  In March 1998, the Company's Board of Directors approved and adopted the Amended Plan, subject to stockholder approval. The Amended Plan is an amendment and restatement of the Company's 1995 Stock Option Plan (the "Prior Plan"). The purpose of the Amended Plan is to (i) further the growth and success of the Company by enabling selected employees, directors, consultants and advisors of the Company and any subsidiaries, including non-employee directors, to acquire shares of common stock of the Company, thereby increasing their personal interest in such growth and success, and (ii) provide a means of rewarding outstanding performance of such persons to the Company and any subsidiaries.

  The Prior Plan provided for the grant of options to acquire a maximum of 1,200,000 shares of Common Stock. As of April 1, 1998, 198,419 shares remained available for grant under the Prior Plan and will remain available for grant under the Amended Plan. Because the Amended Plan is an amendment and restatement of the Prior Plan, options awarded under the Prior Plan will be governed by the Amended Plan, except to the extent that certain provisions of the Amended Plan may constitute a modification of outstanding option agreements that may not be implemented without the optionee's consent.

  A copy of the Amended Plan is included herein as Annex A, and the following description of the principal features of the Amended Plan is qualified in its entirety by reference thereto.

  The Amended Plan provides for the grant of options to acquire a maximum of 2,000,000 shares of Common Stock, which includes 1,200,000 shares of Common Stock authorized for award under the Prior Plan as well as an additional 800,000 shares of Common Stock (the "Additional Shares"). As of April, 1 1998, 1,001,581 shares were subject to outstanding options, and 998,419 shares, including all of the Additional Shares, remained available for grant. As of April 1, 1998, option grants have been made under the Amended Plan (including grants under the Prior Plan) to the following persons and groups (with underlying share amounts to each person or group): Dr. McKinlay (100,180); Dr. Nash (89,850); Dr. Collett (87,430); Dr. Rogers (78,147); Dr. Griffin (51,763); all current executive officers as a group (581,366); all current directors who are not executive officers as a group (53,334); and all other employees as a group (289,184). All such options were granted at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of April 1, 1998, the market value of a share of Common Stock was $21.625.

  The Amended Plan permits the granting of qualified incentive stock options ("ISOs") or nonqualified stock options ("NSOs") (collectively, "Options"), at the discretion of the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee"). Options granted under the Amended Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Committee deems advisable and which are not inconsistent with the Amended Plan. Under the Amended Plan, ISOs may be granted to individuals who, at the time of grant, are employees of the Company or its affiliates, and NSOs may be granted to directors, employees, consultants or advisors of the Company or its affiliates. The Amended Plan confirms that non-employee directors are eligible to receive option grants.

  The Amended Plan may be administered by the Board or the Committee. Currently, the Committee administers the Amended Plan. Subject to the provisions of the Amended Plan, the Committee has the authority (i) to determine the persons to whom Options will be granted, the number of shares to be covered by each Option, and the exercise price per share; (ii) to prescribe, amend and rescind rules and regulations relating to the Amended Plan; (iii) to determine the conditions which must be satisfied in order for an Option to vest and become exercisable; (iv) to accelerate the vesting or exercise date of any Option; and (v) to interpret the Amended Plan or any agreement entered into with respect to an Option.

  The Amended Plan provides that the Committee must establish an exercise price for ISOs that is not less than the fair market value per share of the Common Stock at the date of grant and an exercise price for NSOs of not less than par value per share. Each Option expires within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the exercise price may not be less than 110% of the fair market value per share at the date of grant and the term of such ISOs may not exceed five years. The aggregate number of options which may be granted under the Amended Plan to any individual participant is limited to 500,000 shares (subject to proportionate adjustment for changes in capitalization). The Prior Plan did not contain this limitation. Options vest upon satisfaction of vesting conditions, which may include attainment of performance goals, completion of specified periods of service, or other conditions specified by the Committee.

  Unless provided otherwise in the terms of an option agreement, if an optionee is an employee or director and the optionee's relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or disability, as such terms are defined in the Amended Plan), the optionee may exercise options that are then vested within the three-month period following such cessation (unless such options terminate or expire sooner by their terms). If the optionee commences competitive employment or service within the three-month period, all unexercised options will terminate immediately. Unless provided otherwise in the terms of an option agreement, if an optionee is an advisor or consultant, termination of the relationship with the Company or any related corporation does not cause acceleration of the expiration of the option; however, if the optionee violates the terms of a non-competition covenant in an agreement that he or she may have with the Company, all unexercised options will terminate immediately. In the event an optionee's relationship with the Company or any related corporation ceases due to disability or death, the option may be exercised by the optionee or executor, as appropriate, for a period following 12 months from the date of termination; provided, however, that in the event of termination due to disability, unexercised options will terminate if an optionee who is an employee or director commences competitive employment or service (or, in the case of a consultant or advisor, violates the terms of his or her non-competition covenant) in the 12-month period following termination. If an optionee is terminated for cause, all unexercised options are forfeited, including options that have been exercised but for which no share certificates have been issued (provided, in such instance, that the exercise price paid by the optionee shall be refunded). The Prior Plan did not include option forfeiture provisions upon a termination for cause or in connection with a breach of any post-employment noncompetition agreements.

  In the event of a Change of Control (as defined in the Amended Plan) in which the Amended Plan is not continued by a successor corporation, or in which equivalent, substituted options for common stock in a successor corporation are not provided to optionees, the Amended Plan shall be terminated and, with respect to optionees who are employees or members of the Board, all unvested Options shall vest as follows: (i) all unvested Options held by employees and Board members who have been employed by the Company or who have served on the Board for at least two years as of the Change of Control shall be fully vested; and (ii) fifty percent (50%) of all Options held by all other employees and Board members which are not vested as of the date of the Change of Control shall be fully vested, and the remaining portion of such Options shall lapse and be forfeited.

  In the event of a Change of Control in which the Amended Plan is continued by a successor corporation or in which equivalent substituted options for common stock in a successor corporation are provided to optionees, Options previously granted to employees and Board members shall vest as follows: (i) if an optionee who is employed by the Company at the Executive Director level or above (each, an "Executive Officer") or is a member of the Board at the time of the Change of Control is not offered substantially equivalent employment with the successor corporation or a related employer (both in terms of duties and compensation), then any unvested Options as of the date of the Change of Control held by such Executive Officer or member of the Board shall be fully and immediately vested and exercisable in the manner described in the immediately preceding paragraph, taking into account all service performed with the Company without regard to such optionee's title for purposes of vesting; and (ii) if any optionee (without regard to such optionee's title) is offered substantially equivalent employment with the successor corporation or a related employer (both in terms of duties and compensation), then Options shall not be subject to accelerated vesting; provided however, that if the optionee's employment with the successor corporation or related employer is terminated by the successor corporation or related employer during the six month period following such Change of Control, then any unvested Options or substituted options shall be fully and immediately vested and exercisable at the date of the optionee's termination of employment in the manner described in the immediately preceding paragraph.

  In addition, in the event of a Change of Control that is a merger, consolidation or tax free reorganization or sale of substantially all of the assets of the Company, the Board has the authority to distribute to each optionee cash and/or other property in an amount equal to and in the same form as the optionee would have received from the successor corporation if the optionee had owned the shares subject to the option rather than the option at the time of the Change of Control, provided that any such amount paid to an optionee shall reflect the deduction of the exercise price the optionee would have paid to purchase such shares. The Prior Plan included as an event constituting a "Change of Control" any transaction resulting in any person or entity acquiring eighty percent or more of the Company's voting stock, while the Amended Plan sets this threshold at fifty percent. The Prior Plan did not contain the provisions in the Amended Plan which condition accelerated vesting upon a Change of Control on length or service and the availability of substantially equivalent employment by a successor corporation.

  The Option exercise price must be paid in full at the time the notice of exercise of the Option is delivered to the Company and must be tendered in cash, or by personal or certified check. In the discretion of the Committee, Options may also be exercised by delivering a combination of shares and cash. Unless otherwise provided by the Committee, Options are nontransferable. The Board may suspend, amend or terminate the Amended Plan. Stockholder approval must be obtained for amendments which would (i) increase the number of shares which are to be reserved for the issuance of Options under the Amended Plan or
(ii) permit the granting of options to a class of employees other than those presently permitted to receive Options under the Amended Plan.

  The following is a brief description of the federal income tax consequences of stock options which may be granted under the Amended Plan under present tax laws. The following description does not purport to address all of the tax consequences that may be applicable to any particular optionee or the Company. In addition, such discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. The discussion is based upon applicable statutes, regulations, case law, and administrative interpretations in effect as of the date of this Proxy Statement.

  Incentive Stock Options. There are no federal income tax consequences to either the optionee or the Company upon the grant of an ISO. Except as described below, the optionee will not recognize any income upon the exercise of an ISO, and the Company will not be allowed any deduction, as long as the optionee does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were issued to the optionee (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the optionee will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Company. If an optionee disposes of shares before the holding period requirement is satisfied, the optionee will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the optionee will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeds the fair market value of the shares on the date of exercise. Upon exercise of an ISO, the excess, if any, of the fair market value over the exercise price will be an item of tax preference for purposes of the optionee's alternative minimum tax.

  Non-Qualified Stock Options. There are no federal income tax consequences to either the optionee or the Company upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and the Company generally will be entitled to a federal income tax deduction of the same amount.

  In general, if previously owned shares are used to pay the exercise price of options, the optionee's tax basis and holding period of such previously owned shares will be carried over to the equal number of shares received on exercise. The fair market value of any additional shares received upon the exercise of an option will be recognized by the optionee as ordinary income. The tax basis of the additional shares will be equal, in the aggregate, to the ordinary income recognized by the optionee. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an ISO and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

  The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a stockholder) to vote in favor of the adoption of the Amended Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                               PERFORMANCE GRAPH

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of the Nasdaq National Market--US and the Nasdaq Pharmaceutical Index. Dividends reinvestment has been assumed. The graph commences as of November 19, 1996, the date the Company's Common Stock first started trading on the Nasdaq National Market.



                       [PERFORMANCE CHART APPEARS HERE]

              11/19/96 11/29/96 12/31/96  1/31/97  2/28/97  3/31/97  4/30/97
ViroPharma     $100.00  $103.57  $125.00  $180.36  $187.50  $185.71  $148.21
Nasdaq US      $100.00  $102.58  $102.49  $109.76  $103.77  $ 96.85  $ 99.88
Nasdaq Pharm   $100.00  $102.66  $105.61  $114.69  $115.48  $100.47  $ 94.52

               5/30/97  6/30/97  7/31/97  8/29/97  9/30/97 10/31/97 11/28/97
ViroPharma     $155.36  $255.36  $214.29  $228.57  $314.29  $314.29  $258.93
Nasdaq US      $111.20  $114.61  $126.71  $126.51  $134.00  $127.06  $127.70
Nasdaq Pharm   $108.76  $108.46  $111.55  $110.23  $121.67  $115.47  $111.85

              12/31/97  1/30/98  2/27/98
ViroPharma     $251.79  $267.85  $282.14
Nasdaq US      $125.69  $129.72  $141.91
Nasdaq Pharm   $109.24  $108.18  $111.74

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has served as the Company's independent certified public accountants since 1995. KPMG Peat Marwick LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS -- 1999 ANNUAL MEETING

  Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. Any proposal which an eligible stockholder desires to have presented at the 1999 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than December 17, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1997 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent stockholders were complied with.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          Thomas F. Doyle
                                          Vice President, General Counsel
                                          and Secretary
April 16, 1998

                          ANNEX A TO PROXY STATEMENT

                            VIROPHARMA INCORPORATED
                               STOCK OPTION PLAN

SECTION 1. PURPOSES.

  The ViroPharma Incorporated 1995 Stock Option Plan was originally effective September 20, 1995. The ViroPharma Incorporated Stock Option Plan (the "Plan") is an amendment and restatement of this prior plan and is effective March 3, 1998. The purposes of the Plan are to: (a) further the growth and success of ViroPharma Incorporated (the "Company") and its Subsidiaries by enabling selected employees, directors, consultants and advisors of the Company and any Subsidiaries to acquire shares of common stock of the Company, thereby increasing their personal interest in such growth and success and (b) to provide a means of rewarding outstanding performance of such persons to the Company and/or its Subsidiaries. The Options granted pursuant to the Plan are intended to constitute either Incentive Stock Options within the meaning of
Section 422 of the Code, or non-qualified stock options, as determined by the Board or the Committee at the time of award. The type of Options awarded will be specified in the Option Agreement between the Company and the Optionee. The terms of the Plan shall be incorporated in the Option Agreement to be executed by the Optionee.

SECTION 2. DEFINITIONS

  (a) "Affiliate" shall mean, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

  (b) "Award" shall mean a grant of an Option or Options to an Eligible Person pursuant to the provisions of this Plan. Each separate grant of an Option or Options to an Eligible Person and each group of Options which vests on a separate date, is treated as a separate Award.

  (c) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

  (d) "Change of Control" shall mean the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

  (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or

  (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company, or

  (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least 50% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders' ownership of voting capital stock of the Company immediately before the merger or consolidation, or

  (iv) the date any entity, Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company, or (B) any of its Subsidiaries, or (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (D) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than 50% of the outstanding shares of the Company's voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such Person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of Directors who shall have been either members of the Board on the date that this Plan is adopted by the Board or members of the Board for at least twelve (12) months prior to the date of such approval, or

  (v) the first day after the date of this Plan when Directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new Director who was not a Director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the Directors then still in office who were Directors at the beginning of such period, or

  (vi) the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to occur.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (f) "Committee" shall mean a committee appointed by the Board in accordance with Section 4(a) of the Plan, and if one is appointed, then such committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required taken hereunder by, the Board.

  (g) "Common Stock" shall mean common stock of the Company, $.002 par value per Share.

  (h) "Company" shall mean ViroPharma Incorporated.

  (i) "Company Plan" means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate.

  (j) "Director" shall mean an individual who is a member of the Board of Directors of the Company.

  (k) "Disability" shall mean a mental or physical disability of an Eligible Person which renders such Eligible Person unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity for a period of 90 consecutive days or longer, or for 90 days during any six-month period.

  (l) "Eligible Person" shall mean any person employed by the Company or any of its Subsidiaries. Additionally, the term "Eligible Person" shall include advisors and consultants to the Company or any Subsidiary, as well as Directors and members of the board of directors of a Subsidiary; provided that Options to Eligible Persons who are not employees of the Company or any of its Subsidiaries shall be limited to non-qualified stock options.

  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (n) "Fair Market Value Per Share" shall mean the fair market value of a share of Common Stock, as determined pursuant to Section 8 hereof.

  (o) "Incentive Stock Option" shall mean an Option which is an incentive stock option as described in Section 422 of the Code.

  (p) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent it deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, ensure that each Non-Employee Director also qualifies as an "outside director" as that term is defined in the regulations under Section 162(m) of the Code.

  (q) "Option(s)" shall mean an Incentive Stock Option or a non-qualified stock option to purchase Shares that is awarded pursuant to the Plan.

  (r) "Option Agreement" shall mean a written agreement substantially in the form of Exhibit A-1 or A-2, or such other form or forms as the Board or the Committee (subject to the terms and conditions of this Plan) may from time to time approve evidencing and reflecting the terms of an Option.

  (s) "Optionee" shall mean an Eligible Person to whom an Option is awarded.

  (t) "Other Available Shares" means, as of any date, the excess, if any of:

  (i) the total number of Shares owned by an Optionee; over

  (ii) the sum of:

    (A) the number of Shares owned by such Optionee for less than six months; plus

    (B) the number of Shares owned by such Optionee that has, within the preceding six months, been surrendered as payment in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate under any Company Plan.

  (u) "Participant" shall mean each Eligible Person of the Company or a Subsidiary to whom an Award is granted pursuant to the Plan.

  (v) "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

  (w) "Plan" shall mean the ViroPharma Incorporated Stock Option Plan, as amended from time to time.

  (x) "Pool" shall mean the pool of Shares subject to the Plan, as described in Section 6, and as adjusted in accordance with Section 9 of the Plan.

  (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

  (z) "Shares" shall mean shares of Common Stock.

  (aa) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 3. PARTICIPATION.

  Participants in the Plan shall be selected by the Board or the Committee from the Eligible Persons. The Board or the Committee may make Awards at any time and from time to time to Eligible Persons. Any Award may include or exclude any Eligible Person, as the Board or the Committee shall determine in its sole discretion.

SECTION 4. ADMINISTRATION.

  (a) Procedure. The Plan shall be administered by the Board. The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, each of whom is a Non-Employee Director, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Options or have been awarded Options may vote on any matters affecting the administration of the Plan or the award of any Options pursuant to the Plan, except that no such member shall act upon the award of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the award of Options to himself or herself.

  From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

  (b) Powers of the Board and the Committee. Subject to the provisions of the Plan, the Board or the Committee shall have the authority, in its discretion:

  (i)    to make Awards;

  (ii)   to determine the Fair Market Value Per Share;

  (iii) to determine the exercise price of the Options to be awarded in accordance with Sections 7 and 8 of the Plan;

  (iv) to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

  (v) to prescribe, amend and rescind rules and regulations relating to the Plan;

  (vi) to determine the terms and provisions of each Award under the Plan and each Option Agreement (which need not be identical with the terms of other Awards and Option Agreements) and, with the consent of the Optionee, to modify or amend an outstanding Award or Option Agreement;

  (vii) to determine the conditions which must be satisfied in order for an Award to vest and become exercisable, which conditions may include satisfaction of performance goals, vesting over time, and other criteria as determined by the Board or the Committee;

  (viii) to accelerate the vesting or exercise date of any Award;

  (ix) to interpret the Plan or any agreement entered into with respect to an Award or exercise of Options;

  (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Awards or agreements relating to the Award or exercise thereof; and

  (xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

  (c) Effect of Decisions. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding with respect to all Awards under the Plan.

  (d) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Award hereunder

  SECTION 5. ELIGIBILITY. Awards may be made only to Eligible Persons. An Eligible Person who has received an Award, if he or she is otherwise eligible, may receive additional Awards.

  SECTION 6. STOCK SUBJECT TO THE PLAN. Subject to the provisions of this
Section 6 and the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 2,000,000 Shares of Common Stock (collectively, the "Pool"). The maximum aggregate number of Shares which may be awarded and sold under the Plan to any individual Optionee is 500,000 Shares of Common Stock. Options awarded from the Pool may be either Incentive Stock Options or non-qualified stock options, as determined by the Board or the Committee. If an Option should expire or become unexercisable for any reason without having been exercised in full, the Shares which were subject thereto shall, unless the Plan shall have been terminated, be returned to the Pool and become available for future award under the Plan.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

  Each Option awarded pursuant to the Plan shall be authorized by the Board or the Committee and shall be evidenced by an Option Agreement in such form as the Board or the Committee may from time to time determine. Each Option Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

  (a) Number of Shares. The number of Shares subject to the Option, which shall not include fractional Shares.

  (b) Option Price. The price per Share payable on the exercise of any Option which is an Incentive Stock Option shall be stated in the Option Agreement and shall be no less than the Fair Market Value Per Share of the Common Stock on the date such Option is awarded, without regard to any restriction other than a restriction which will never lapse. Notwithstanding the foregoing, if an Option which is an Incentive Stock Option shall be awarded under this Plan to any person who, at the time of the award of such Option, owns stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, the price per Share payable upon exercise of such Incentive Stock Option shall be no less than 110 percent (110%) of the Fair Market Value Per Share of the Common Stock on the date such Option is awarded. The price per Share payable on the exercise of an Option which is a non-qualified stock option shall be at least the par value per Share and shall be stated in the Option Agreement.

  (c) Consideration. The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Board or the Committee and may consist entirely of cash, personal or certified check, or, at the election of the Optionee and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value per Share equal to the aggregate Option price, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the Option price only if the Optionee certifies in writing to the Company that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option price; provided further, that the Option price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to an Optionee.

  Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is not greater than the aggregate Option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Option price, any certificates representing Shares which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board or the Committee to accept such Shares in payment of the option price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

  (d) Form of Option. The Option Agreement will state whether the Option awarded is an Incentive Stock Option or a non-qualified stock option, and will constitute a binding determination as to the form of Option awarded.

  (e) Exercise of Options. Any Option awarded hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Option Agreement (as may be determined by the Board or the Committee and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

  An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. If an Option is exercised for a fraction of a Share, the Fair Market Value of such fractional Share, as of the date of exercise, will be paid in cash.

  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Option Agreement. Full payment may consist of such consideration and method of payment allowable under this Section 7 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 9 of the Plan.

  As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised.

  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under the Option by the number of Shares as to which the Option is exercised.

  (f)   Term and Vesting of Options.

  (i) Except as provided in Section 7(g)(iv), Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Board or the Committee shall determine, which conditions shall be stated in the Option Agreement. Options may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

  (ii) Notwithstanding any other provision of this Plan, no Option shall be (A) awarded under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (B) exercisable more than ten (10) years from the date of award; provided, however, that if an Option that is intended to be an Incentive Stock Option shall be awarded under this Plan to any person who, at the time of the award of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the Company's stock, the foregoing clause (B) shall be deemed modified by substituting "five (5) years" for the term "ten (10) years" that appears therein.

  (iii) No Option awarded to any Optionee shall be treated as an Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value Per Share (determined as of the date of award of each such Option) of the Shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value Per Share to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order awarded. For purposes of this subsection, Incentive Stock Options include all Incentive Stock Options under all plans of the Company that are Incentive Stock Option plans within the meaning of Section 422 of the Code.

  (g)   Termination of Options.

  (i) Unless sooner terminated as provided in this Plan, each Option shall be exercisable for such period of time as shall be determined by the Board or the Committee and set forth in the Option Agreement, and shall be void and unexercisable thereafter.

  (ii) Except as otherwise provided herein or by the terms of any Award, with respect to an Optionee who is an employee or Director, upon the termination of such Optionee's employment or other relationship with the Company for any reason, Options exercisable on the date of such termination shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination of employment or such other relationship, by the Optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the Optionee's termination.

        Except as otherwise provided herein or by the terms of any Award, with respect to an Optionee who is an advisor or consultant, the termination of such Optionee's relationship with the Company for any reason shall not accelerate the expiration date of Options exercisable on the date of termination; provided however, that if such Optionee dies following such termination, the Option shall be exercisable for a period of twelve (12) months commencing on the date of the Optionee's death by such Optionee's executor(s) or administrator(s).

  (iii) Except as otherwise provided herein or by the terms of any Award, upon the Disability or death of an Optionee while in the service of the Company, Options held by such Optionee which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12) months commencing on the date of the Optionee's Disability or death, by the Optionee or his legal guardian or representative or, in the case of death, by his executor(s) or administrator(s).

  (iv) Options may be terminated at any time by agreement between the Company and the Optionee.

  (h)   Forfeiture.

  (i) Termination for Cause. Notwithstanding any other provision of this Plan, if the Optionee's employment or engagement is terminated by the Company, and the Board or the Committee makes a determination that the Optionee:

    (A) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Company;

    (B) has been convicted of a felony;

    (C) has disclosed trade secrets or confidential information of the Company; or

    (D) has breached any agreement with or duty to the Company in respect of confidentiality, non-disclosure, non-competition or otherwise,

then all unexercised Options shall terminate upon the date of such a finding, or, if earlier, the date of termination of employment or engagement for such a finding, and the Optionee shall forfeit all Shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee the Option purchase price paid to it, if any, in the same form as it was paid (or in cash at the Company's discretion). Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

  (ii) Non-Competition. Notwithstanding any other provision of this Plan, if, during the 3-month period following a termination of service, which period shall be extended to 12 months in the event of a termination due to Disability, an Optionee who is not a consultant or advisor commences any employment or engagement with or by a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work), as determined in the sole discretion of the Board or the Committee, all unexercised Options shall terminate immediately upon the commencement thereof. In the event an Optionee who is a consultant or advisor has entered into an agreement with the Company which contains non-competition covenants and such consultant or advisor violates the terms of his or her non-competition covenant, all unexercised Options shall terminate immediately upon the date of such violation.

SECTION 8. DETERMINATION OF FAIR MARKET VALUE PER SHARE OF COMMON STOCK.

  (a) Except to the extent otherwise provided in this Section 8, the Fair Market Value Per Share of Common Stock shall be determined by the Board or the Committee in its sole discretion.

  (b) Notwithstanding the provisions of Section 8(a), in the event that shares of Common Stock are traded in the over-the-counter market, the Fair Market Value Per Share of Common Stock shall be the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System), as applicable or, if there is no trading on such date, on the next preceding date on which there were reported share prices. In the event shares of Common Stock are listed on a national or regional securities exchange or traded through the NASDAQ National Market, the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the exchange or on the NASDAQ National Market, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, on the next preceding date on which there were reported share prices.

SECTION 9. ADJUSTMENTS.

  (a) Subject to required action by the stockholders, if any, the number of Shares as to which Awards may be made under this Plan and the number of Shares subject to outstanding Options and the Option prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations, merger, consolidation, exchange of shares, or any similar change affecting Common Stock.

  (b) No fractional Shares shall be issuable on account of any action mentioned in Section 9(a), and the aggregate number of Shares into which Shares then covered by the Award, when changed as the result of such action, shall be increased to the next highest whole number of Shares resulting from such action, provided that no such increase shall be made if such increase would cause an Incentive Stock Option to lose its status as such without the consent of the Optionee.

SECTION 10. RIGHTS AS A STOCKHOLDER.

  A recipient of an Award shall have no rights as a stockholder of the Company and shall neither have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

SECTION 11. TIME OF AWARDING OPTIONS.

  The date of an Award shall, for all purposes, be the date which the Board or the Committee specifies when the Board or the Committee makes its determination that an Award is made, or if none is specified, then the date of such determination. Notice of the determination shall be given to each Eligible Person to whom an Award is made within a reasonable time after the date of such Award.

SECTION 12. MODIFICATION, EXTENSION AND RENEWAL OF OPTION.

  Subject to the terms and conditions of the Plan, the Board or the Committee may modify, extend or renew an Award, or accept the surrender of an Award (to the extent not theretofore exercised). Notwithstanding the foregoing, (a) no modification of an Award which adversely affects the Optionee shall be made without the consent of the Optionee, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an "Incentive Stock Option" within the meaning of Section 422 of the Code, unless the Optionee specifically acknowledges and consents to the tax consequences of such action.

SECTION 13. PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS.

  (a) The obligation of the Company to issue Shares to an Optionee upon the exercise of an Option granted under the Plan is conditioned upon such issuance complying with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and any applicable foreign laws.

  (b) At the option of the Board or the Committee, the obligation of the Company to issue Shares to an Optionee upon the exercise of an Option granted under the Plan may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Optionee. Among other representations, warranties, restrictions and agreements, the Optionee may be required to represent and agree that the purchase of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto. Unless the issuance of such Shares is registered under the Securities Act (and any similar law of a foreign jurisdiction applicable to the Optionee), the Optionee shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain the following legend in substantially the following form:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO VIROPHARMA INCORPORATED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

  If required under the laws of any jurisdiction in which the Optionee resides, the certificate or certificates may bear any such legend.

SECTION 14. TRANSFERABILITY.

  No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, his Options shall be exercisable only by such Optionee, or, in the event of his or her legal incapacity or Disability, then by the Optionee's legal guardian or representative.

SECTION 15. OTHER PROVISIONS.

  The Option Agreement may contain such other provisions as the Board or the Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon or conditions precedent to the exercise of the Option.

SECTION 16. CHANGE OF CONTROL.

  (a) Notwithstanding anything to the contrary set forth in this Plan, in the event of a Change of Control in which the Plan is not continued by a successor corporation, or in which equivalent, substituted options for common stock in a successor corporation are not provided to Optionees, the Plan shall be terminated and, with respect to Optionees who are employees of the Company or any of its Subsidiaries or who are members of the Board, all unvested Options shall vest as follows: (i) with respect to such Optionees who have been employed by the Company or a Subsidiary or who have served on the Board for at least two years as of the Change of Control, Options shall be fully and immediately vested and exercisable; and (ii) with respect to all other such Optionees, fifty percent (50%) of that portion of the Options which are not vested as of the date of the Change of Control shall be immediately vested and exercisable and the remaining portion of the Options which are not vested shall lapse and be forfeited.

  (b) In the event of a Change of Control in which the Plan is continued by a successor corporation or in which equivalent substituted options for common stock in a successor corporation are provided to Optionees, with respect to Optionees who are employees of the Company or any of its Subsidiaries or who are members of the Board, Options shall vest as follows: (i) if an Optionee who is employed by the Company at the Executive Director level or above (each, an "Executive Officer") or is a member of the Board at the time of the Change of Control is not offered substantially equivalent employment with the successor corporation or a related employer (both in terms of duties and compensation), then any unvested Options as of the date of the Change of Control held by such Executive Officer or member of the Board shall be fully and immediately vested and exercisable in accordance with Section 16(a)(i) or 16(a)(ii), as applicable, taking into account all service performed with the Company without regard to such Optionee's title for purposes of vesting; and
(ii) if any Optionee (without regard to such Optionee's title) is offered substantially equivalent employment with the successor corporation or a related employer (both in terms of duties and compensation), then Options shall not be subject to accelerated vesting; provided however, that if the Optionee's employment with the successor corporation or related employer is terminated by the successor corporation or related employer during the six month period following such Change of Control, then any unvested Options or substituted options shall be fully and immediately vested and exercisable at the date of the Optionee's termination of employment in accordance with
Section 16(a)(i) or 16(a)(ii), as applicable.

  (c) Notwithstanding Sections 16(a) and (b) hereof, any Optionee who is a "disqualified individual," as that term is defined in Section 280G(c) of the Code, shall be notified by the Committee of any event which may constitute a Change of Control in advance of the effective date of such Change of Control. Notice shall be provided, in the sole discretion of the Committee, as soon as reasonably practicable prior to the Change of Control. The disqualified individual may refuse to accept accelerated vesting of his or her Options after consideration of the tax consequences to such disqualified individual resulting from the Change of Control, provided that any such refusal shall be communicated to the Committee in writing prior to the Change of Control. If it is not practicable to provide advance notice of such Change of Control, the disqualified individual will be deemed to have elected to refuse such acceleration, but only to the extent that it is determined, as soon as practicable after the Change of Control, that accelerated vesting will result in negative tax consequences under Section 280G of the Code.

  (d) In addition to arranging for the exchange of Options for options to purchase common stock in a successor corporation, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company, the Board shall have the authority, in its discretion, to terminate this Plan and to distribute to each Optionee cash and/or other property in an amount equal to and in the same form as the Optionee would have received from the successor corporation if the Optionee had owned the Shares subject to the Option rather than the Option at the time of the Change of Control, provided that any such amount paid to an Optionee shall reflect the deduction of the exercise price the Optionee would have paid to purchase such Shares. The form of payment or distribution to the Optionee pursuant to this Section shall be determined by the Committee.

SECTION 17. AMENDMENT OF THE PLAN.

  Insofar as permitted by law and the Plan, and subject to Section 20(c), the Board or the Committee may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Option, including amendments necessary or advisable to assure that the Incentive Stock Options or the non-qualified stock options available under the Plan continue to be treated as such, respectively, under all applicable laws.

SECTION 18. APPLICATION OF FUNDS.

  The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes or such other purpose as may be determined by the Board.

SECTION 19. NO OBLIGATION TO EXERCISE OPTION.

  The awarding of an Option shall impose no obligation upon the Optionee to exercise such Option.

SECTION 20. APPROVAL OF STOCKHOLDERS.

  (a) Effective Date of Plan. This amendment and restatement of the Plan shall become effective on the date that it is adopted by the Board; provided, however, that this amendment and restatement shall be rescinded, and all actions taken pursuant to the Plan, as amended and restated (except the granting of Options with respect to Shares initially authorized for award under the Plan prior this amendment and restatement), shall be null and void as of the first anniversary of the date of adoption by the Board unless, before such first anniversary, the Plan, as amended and restated, is approved by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company's outstanding voting shares is present, either in person or by proxy.

  (b) Awards Prior to Stockholder Approval. The Board or the Committee may make Awards hereunder before the stockholder meeting at which the Plan, as amended and restated, will be presented to the Company's stockholders for approval; provided, however, that any and all Options awarded for Shares in excess of 1,200,000 Shares, the number of Shares initially authorized for award under the Plan prior to this amendment and restatement, shall lapse automatically on the first anniversary of the date of adoption by the Board if the Plan is not approved by such stockholders on or before such date. With respect to Options awarded before the earlier of the date the Plan is approved by the Company's stockholders or the first anniversary of the date the Plan is adopted by the Board, the Board or the Committee shall designate whether the Option is for Shares previously authorized for award under the Plan, or is for Shares as to which stockholder approval is pending.

  (c) Stockholder Approval of Certain Amendments.

  (i) If the Board or the Committee amends the Plan to increase the aggregate number of Shares for which Options may be awarded hereunder, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company's outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Options awarded with respect to such increased number of shares shall lapse automatically on the first anniversary of the date of the adoption of such amendment.

  (ii) If the Board or the Committee amends the Plan to change the designation of the class of employees eligible to receive Options, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company's outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Incentive Stock Options awarded after the date of such adoption automatically shall be converted into non-qualified stock options on the first anniversary of the date of the adoption of such amendment.

SECTION 21. CONDITIONS UPON ISSUANCE OF SHARES.

  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

SECTION 22. RESERVATION OF SHARES.

  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 23. STOCK OPTION AGREEMENTS.

  Options shall be evidenced by an Option Agreement in such form or forms as the Board or the Committee shall approve from time to time.

SECTION 24. TAXES, FEES, EXPENSES AND WITHHOLDING OF TAXES.

  (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the award of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

  (b) The award of Options hereunder and the issuance of Shares pursuant to the exercise of Options is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the award or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law, provided that such satisfaction of tax liability is made within 60 days of the date on which written notice of exercise has been given to the Company.

SECTION 25. NOTICES.

  Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Option Agreement, or at such other address as such Optionee or his or her permitted transferee (upon the transfer of the Shares) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Optionee and each permitted transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

SECTION 26. NO ENLARGEMENT OF OPTIONEE RIGHTS.

  This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Optionee, or to be consideration for or a condition of the employment or service of any Optionee. Nothing contained in this Plan shall be deemed to give any Optionee the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or any such corporation to discharge or retire any Optionee thereof at any time subject to applicable law. No Optionee shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Optionee, and upon such Award he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

SECTION 27. INFORMATION TO OPTIONEES.

  The Company, upon request, shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

SECTION 28. AVAILABILITY OF PLAN.

  A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

SECTION 29. INVALID PROVISIONS.

  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 30. APPLICABLE LAW.

  This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  Executed this 3rd day of March, 1998.

[CORPORATE SEAL]                          VIROPHARMA INCORPORATED

         /s/ Thomas F. Doyle                     /s/ Claude H. Nash
Attest: _____________________________     By: _________________________________

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                            VIROPHARMA INCORPORATED
               1998 Annual Meeting of Stockholders--May 21, 1998
   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Claude H. Nash and Thomas F. Doyle, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on the 21st day of May, 1998 and at any postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:
           ELECTION OF CLASS II DIRECTOR FOR A TERM OF THREE YEARS:
                     Ann Lamont   FOR [_] WITHHOLD AUTHORITY [_]

          APPROVE AMENDMENT AND RESTATEMENT OF 1995 STOCK OPTION PLAN:
                       FOR [_]  AGAINST [_]  ABSTAIN [_]

  This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election of the aforementioned nominee as a director, and FOR the approval of the amendment and restatement of the Company's 1995 Stock Option Plan. Abstentions on the proposal to approve the amendment and restatement of the Company's 1995 Option Plan will have the effect of a negative vote.

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                     (Please date and sign on reverse side)

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


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  A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  Receipt of the Company's 1997 Annual Report to Stockholders and the Notice of the 1998 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

                                           Date: ________________________, 1998
                                                 (Please date this Proxy)

                                           ------------------------------------

                                           ------------------------------------
                                                      (Signature (s)

                                           Please sign your name exactly as it
                                           appears hereon, indicating any
                                           official position or representative
                                           capacity. If shares are registered
                                           in more than one name, all owners
                                           must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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